SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) June 17, 2002
                                  -------------


                   SPECTRAFAX CORP. a/k/a SEREFEX CORPORATION
                     --------------------------------------
             (exact name of registrant as specified in its charter)


FLORIDA                                                               59-2412164
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(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

645 Penobscot Building, Suite #1300, Detroit, MI 48226.
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(Address of principal executive offices)

Registrant's telephone number, including area code:           (313) 237-8743.
                                                              -------------

Item 5.  Other items.

On June 17, 2002 Registrant announced the termination of a proposed and previously announced merger with Tricomp Inc. In addition, Registrant relocated to Detroit, Michigan, and elected two new directors. See exhibit 99.1 (Press Release) attached.


Item 7  Financial Statements and Exhibits.

(c)      Exhibits.

99.1     Press Release

                                    SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SEREFEX CORPORATION

                                          formerly SPECTRAFAX CORPORATION
                                          /s/ BRIAN DUNN
                                          ------------------------
                                          Brian Dunn
                                          President

                                          Dated: April 2, 2002

Exhibit 99.1
                                 PRESS RELEASE

FOR IMMEDIATE RELEASE


SEREFEX CORPORATION NAMES NEW BOARD OF DIRECTORS, PRESIDENT AND THE RELOCATION OF CORPORATE OFFICES.


Detroit, MI ... (Edgar)... June 17, 2002...Serefex Corporation (OTCBB:SFXC -NEWS) is pleased to announce that at a Board Meeting held on Friday, June 7, 2002 the following items were approved.

Serefex has officially terminated the merger between Tricomp and Serefex due to numerous misrepresentations made by the management of Tricomp.

Serefex has officially relocated its corporate office to 645 Penobscot Building, Suite #1300, Detroit, MI 48226. The new telephone is (313) 237-8743.

Serefex is extremely pleased to have accepted the nomination of two new directors to our Board of Directors.

Mr. Douglas J. Hannah is the President of Tri-Star Properties, Inc. a Florida based real estate investment and advisory firm. Mr. Hannah's firm advises a wide array of clients on mostly institutionally grade real estate investments. Mr. Hannah also has a background in venture capital private equity placement. He served on the Board and was a major shareholder of Ed-Vantage Software, Inc. (bought in July 2000, by Riverdeep Interactive Learning, Nasdaq:RVDP). In 2000, Mr. Hannah became the Executive Director of Business Development for a technology company based in San Francisco, in which he was a seed investor. His Responsibilities included initiating, negotiating and maintaining corporate and strategic relationships in the areas of software, core technology, delivery applications, and web-based content. Additionally, licensing their technology and establishing contractual responsibilities, analyzing and assessing the financial implications of licensing the technology and the firms services. Mr. Hannah possesses a B.S. in Business Administration with a major in Finance at the University of South Florida.

Mr. Terrence P. Monahan has accepted a board seat. Mr. Monahan, is currently the President of Logistic Software North America, a Michigan based Enterprise level software publisher for Distribution and manufacturing organizations. Mr. Monahan previously was President of FCE Inc., a leading technology provider to mid-range financial institutions and remains as a major shareholder and Director. He also has served as Vice President of DCM, a distributor of hardware and software products to the financial industry. Mr. Monahan has overseen sales and operations during his career and has extensive experience in securing venture capital. He possesses a BA Degree from Michigan State University.

The Board of Directors unanimously voted the election of Mr. Brian S. Dunn as interim President of Serefex Corporation. "Mr. Dunn brings the roll up your sleeves and get things done mentality desperately needed to this position," stated the Board of directors. Mr. Dunn has over 12 years of entrepreneurial experience in founding numerous companies requiring the execution of both tactical and strategic complex problem solving. Mr. Dunn stated, "I am fully aware of, and gladly accept the difficult assignment delegated to me by the Board of Directors. My first priority will be to attempt to salvage the corporation by working with the numerous creditors and lien holders carried over from the past managements. I am hopeful that these companies and individuals will share in our long-term outlook of success.

Mr. Dunn further stated, " The lack of consistent communications with our Shareholders is over. This administration will appreciate its best asset, our Shareholders. I anticipate further announcements shortly."



SAFE HARBOR PROVISION

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the company to utilize the "safe harbor" provisions of the Private Securities Litigation Reform act of 1995, you are hereby cautioned, and the Company hereby notes, that these statements may be affected by risk factors affecting the Company generally, as well as those identified in the SpectraFAX Registration Statement on Form 10-SB with the Securities and Exchange Commission, and actual results could differ materially from the forward-looking statements. The Company undertakes no obligations to update or revise any such forward-looking statements.